EX 99.1

ANTARES PHARMA REPORTS STRONG SECOND QUARTER 2020 OPERATING AND FINANCIAL RESULTS; REINSTATES FULL-YEAR 2020 REVENUE GUIDANCE

•	Second Quarter 2020 Revenue of $32.4 Million, a 14% Increase Compared to Second Quarter 2019

•	Second Quarter 2020 Net Income of $2.2 Million as Compared to Net Loss of $2.2 Million for Second Quarter 2019

•	Reinstates Full-Year 2020 Revenue Guidance Range of $135 to $155 Million

EWING, NJ, August 6, 2020 – Antares Pharma, Inc. (NASDAQ: ATRS) (“the Company”), a pharmaceutical technology company, today reported operating and financial results for the second quarter ended June 30, 2020 with record second quarter revenue of $32.4 million and net income of $2.2 million, or earnings per share of $0.01. The Company also reported record six-month year-to-date revenue of $65.5 million, a 27% increase versus the first six months of 2019.

“I am very proud of the Antares team for delivering strong quarterly results while navigating the challenges presented by the COVID-19 pandemic. We remain committed to protecting the health and safety of our employees, patients, and health care providers while effectively operating our business to meet the needs of our partners and patients during this unprecedented time. The Company’s second quarter revenue of $32.4 million, which represents 14% year-over-year growth, was primarily driven by our proprietary product XYOSTED. The second quarter had the highest number of XYOSTED prescriptions to date, and we believe this is the result of the tremendous execution by our commercial team and highlights the demand for an easy to use, painless at-home testosterone injection option given limited physician and patient access at this time. Revenue from proprietary products, XYOSTED and OTREXUP, our highest margin products, grew 65% in the quarter versus the same period last year and now represent 60% of our total product revenue,” said Robert F. Apple, President and Chief Executive Officer of the Company.

“We also continued to advance our product pipeline with the recently launched Teriparatide Injection (“teriparatide”) by Teva, the generic version of Eli Lilly’s brand Forsteo, in Canada and certain countries in Europe. According to Teva, the initial launch of teriparatide, which utilizes our multi-dose pen technology, will expand into other European countries later this year. Additionally, we look forward to a potential U.S. approval of a generic Forteo later this year. Finally, while the pandemic continues to pose some uncertainty for the second half of the year, we are encouraged by the growth of our business and the opportunities ahead, and therefore we have reinstated our revenue guidance for the full year,” Mr. Apple concluded.

Second Quarter 2020 and Recent Highlights

•

Reported second quarter total 2020 revenue of $32.4 million, an increase of 14% compared to the same period last year.  Proprietary product revenue increased 65% to $14.8 million as compared to $9.0 million in the second quarter of 2019.  Reported second quarter 2020 earnings per share of $0.01 as compared to a $0.01 loss per share reported in the comparable period last year.

•

According to Symphony Health Solutions, XYOSTED® total prescriptions increased 11% sequentially versus the first quarter of 2020.  Since the product launched, more than one hundred thirty-two thousand prescriptions of XYOSTED® have been written by almost six thousand different physicians.

•

Announced the first commercial product using Antares Pharma’s multi-dose pen platform was launched by the Company’s development partner Teva Pharmaceutical Industries, Ltd.  Teriparatide Injection, the generic version of Eli Lilly’s brand product Forsteo® was launched in Austria, Croatia, Denmark, Hungary, Ireland, The Netherlands, Portugal, Sweden, Switzerland, The United Kingdom as well as Canada and Israel.  Teva has indicated they expect to launch in other European countries later this year.

•	Announced an exclusive distribution agreement with Lunatus Global Medical Supplies to register, promote and distribute XYOSTED® in Saudi Arabia and the United Arab Emirates.

•	Cash, cash equivalents and short-term investments increased to $51.6 million at June 30, 2020, compared to $45.7 million at December 31, 2019.

Second Quarter 2020 Financial Results

Total revenue generated from product sales, development activities and royalties was $32.4 million for the three months ended June 30, 2020, a 14% increase compared to $28.4 million in the same period in 2019.  For the six months ended June 30, 2020, total revenue was $65.5 million, a 27% increase from $51.7 million for the comparable period in 2019.

Product sales were $24.7 million for the three months ended June 30, 2020, a 20% increase compared to $20.6 million for the same period in 2019.  For the six-month period ended June 30, 2020, product sales were $51.8 million, a 33% increase from $38.9 million in the comparable period in 2019.

Sales of our proprietary products XYOSTED® and OTREXUP® generated revenue of $14.8 million and $27.4 million for the three and six months ended June 30, 2020, respectively, as compared to $9.0 million and $13.8 million for the three and six months ended June 30, 2019, respectively. The 65% and 99% increase in proprietary product sales for the three and six months ended June 30, 2020 respectively, compared to the three and six months ended June 30, 2019 were principally attributable to sales of XYOSTED®.

Partnered device sales were $9.8 million and $11.6 million for the three months ended June 30, 2020 and 2019, respectively, and $24.4 million and $25.2 million for the six months ended June 30, 2020 and 2019, respectively. The decrease in sales of partnered products for the three and six months ended June 30, 2020 as compared to the same period in 2019 is primarily attributable to a decrease in sales of needle-free devices to Ferring, and a decrease in sales of Sumatriptan Injection USP and  teriparatide devices to Teva.  Antares previously announced the divestiture of the needle-free device to Ferring and shipment of pre-launch quantities of teriparatide devices to Teva during the first two quarters of 2019.

Licensing and development revenue was $2.7 million and $4.4 million for the three and six-month periods ended June 30, 2020, respectively, compared to $2.2 million and $3.2 million for the comparable periods in 2019, respectively. Licensing and development revenue for the three and six- month periods was primarily from the Pfizer rescue pen and the Idorsia selatogrel pen development programs.

Royalty revenue was $5.0 million for the three months ended June 30, 2020 compared to $5.6 million for the same period in 2019.  For the six-month period ended June 30, 2020, royalty revenue was $9.3 million, compared to $9.6 million for the same period in 2019.  The decrease in royalty revenue for the three and six-month periods were primarily attributable to a decline in royalties recognized from AMAG on their net sales of the Makena® subcutaneous auto injector.

Operating expenses were $16.9 million for the second quarter of 2020 compared to $17.6 million in the comparable period of 2019.  Total operating expenses for the six months ended June 30, 2020 were $36.3 million as compared to $34.9 million for the comparable period in 2019.  The increase in operating expenses for the six-month period of 2020 as compared to the same period in 2019 was primarily attributable to increased head count as well as increased non-cash incentive compensation expense.

Net income was $2.2 million, or $0.01 per share for the second quarter of 2020, compared to a net loss of $2.2 million, or $0.01 per share in the same period in 2019. Net loss was $0.2 million, or $0.00 per share for the six months ended June 30, 2020 compared to a net loss of $7.8 million, or $0.05 per share in the comparable period of 2019.

At June 30, 2020, cash, cash equivalents and short-term investments were $51.6 million compared to $45.7 million at December 31, 2019.

2020 Financial Guidance

The Company today reinstated 2020 full-year revenue guidance in a range of $135 to $155 million, which represents a 9% to 25% year-over-year growth rate.  Given the unprecedented and unpredictable environment created by the COVID-19 pandemic, we reserve the right to revisit revenue guidance at some future point in time.

Webcast and Conference Call Information

Antares executives will provide a Company update and review second quarter 2020 financial results via webcast and conference call today, August 6, 2020, at 8:30 a.m. ET (Eastern Time). The webcast of the conference call, which will include a slide presentation, can be accessed through the link located on the “For Investors” section of the Company’s website (www.antarespharma.com) under “Webcasts & Presentations”.  Alternatively, callers may participate in the audio portion of the conference call by dialing toll free 1-800-353-6461, or 1-334-323-0501.  Callers should reference the Antares Pharma conference call or conference identification code 5888699. Callers can access the slide presentation on the “For Investors” section of the Company’s website under “Webcasts & Presentations”.

A telephone replay of the conference call will be available from 11:30 a.m. ET on Thursday, August 6, 2020 through 11:30 a.m. ET on Saturday, September 5, 2020. To access the replay, callers should dial 1-888-203-1112 or 1-719-457-0820 and enter passcode 5888699.

About Antares Pharma

Antares Pharma, Inc. is a pharmaceutical technology company focused primarily on the development and commercialization of self-administered injectable pharmaceutical products using advanced drug delivery auto injector technology.  The Company has a portfolio of proprietary and partnered commercial products with several product candidates in various stages of development, as well as significant strategic alliances with industry leading pharmaceutical companies including Teva Pharmaceutical Industries, Ltd. (Teva), AMAG Pharmaceuticals, Inc. (AMAG), Pfizer Inc. (Pfizer) and Idorsia Pharmaceuticals Ltd. (Idorsia).  Antares Pharma’s FDA approved products include XYOSTED® (testosterone enanthate) injection, OTREXUP® (methotrexate) injection for subcutaneous use and Sumatriptan Injection USP, which is distributed by Teva.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: Teva’s successful commercialization of teriparatide injection in Europe and future revenue from the same; the uncertainty regarding the duration, scope and severity of the COVID-19 pandemic and the mitigation measures and other restrictions implemented in response to the same and the impact on reinstated 2020 full-year revenue guidance, demand for our products, new patients and prescriptions, future revenue, product supply, and our overall business, operating results and financial condition; market acceptance, adequate reimbursement coverage and commercial success of XYOSTED® and future revenue from the same; successful development including the timing and results of the clinical bridging and Phase 3 clinical trial of the drug device combination product for Selatogrel with Idorsia Pharmaceuticals and FDA and global regulatory approvals and future revenue from the same; market acceptance of Teva’s generic epinephrine auto-injector product and future revenue from the same; the ability of Lunatus to obtain regulatory approvals for XYOSTED® in Saudi Arabia and UAE and successfully commercialize the product and future revenue from the same; our expectations regarding whether the FDA will pursue withdrawal of approval for AMAG Pharmaceuticals Inc.’s Makena® subcutaneous auto injector following the recent FDA advisory committee meeting and future prescriptions, market acceptance and revenue from Makena® subcutaneous auto injector; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®;  the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development;  actions by the FDA or other regulatory agencies with respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to meet loan extension and interest only payment milestones and the ability to repay the debt obligation to Hercules Capital;  the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

TABLES FOLLOW

ANTARES PHARMA, INC.

Table 1 - CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Increase	June 30,		Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Revenue:
Product sales	$24,665	$20,620	20%	$51,762	$38,920	33%
Licensing and development revenue	2,687	2,239	20%	4,442	3,154	41%
Royalties	5,032	5,574	(10)%	9,259	9,645	(4)%
Total revenue	32,384	28,433	14%	65,463	51,719	27%
Cost of Revenue	12,477	12,441	0%	27,524	23,387	18%
Gross profit	19,907	15,992	24%	37,939	28,332	34%
Research and development	2,417	2,494	(3)%	5,398	4,881	11%
Selling, general and administrative	14,448	15,087	(4)%	30,870	30,022	3%
Total operating expenses	16,865	17,581	(4)%	36,268	34,903	4%
Operating income (loss)	3,042	(1,589)	**	1,671	(6,571)	**
Other expense	(867)	(637)	36%	(1,852)	(1,194)	55%
Net income (loss)	$2,175	$(2,226)	**	$(181)	$(7,765)	(98)%
Net income (loss) per common share, basic and diluted	$0.01	$(0.01)		$(0.00)	$(0.05)
Weighted average common shares outstanding:
Basic	165,703	162,734		165,566	161,596
Diluted	169,228	162,734		165,566	161,596

ANTARES PHARMA, INC.

Table 2 – CONSOLIDATED DETAIL OF REVENUE FROM PRODUCT SALES

(amounts in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Product sales:
XYOSTED®	$10,902	$4,623	$19,905	$5,326
OTREXUP®	3,944	4,361	7,507	8,429
Partnered product sales	9,819	11,636	24,350	25,165
Total product sales	$24,665	$20,620	$51,762	$38,920

ANTARES PHARMA, INC.

Table 3 – CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	June 30,	December 31,
	2020	2019
Assets
Cash, cash equivalents and investments	$51,550	$45,721
Accounts receivable	34,293	35,074
Inventories	19,605	16,000
Contract assets	7,013	8,235
Equipment, molds, furniture and fixtures, net	19,452	15,961
Right of use assets	4,860	5,463
Other assets	6,351	6,297
Total Assets	$143,124	$132,751

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$37,633	$30,677
Deferred revenue	2,341	1,738
Long-term debt and other liabilities	45,821	45,836
Stockholders’ equity	57,329	54,500
Total Liabilities and Stockholders’ Equity	$143,124	$132,751